EXHIBIT 99.8

Notice of Guaranteed Delivery of

Shares of Common Stock of USF Corporation

Pursuant to the Election Form

(Not to be Used for Signature Guarantee)

This form or a facsimile copy must be used to guarantee delivery of shares of common stock of USF Corporation to UMB Bank, the Exchange Agent, if certificates for shares of common stock of USF Corporation cannot be delivered to the Exchange Agent prior to 4:00 p.m., Eastern Daylight Time, on the fourth trading day prior to the closing of the merger (the “Cash Election Deadline”, which is currently anticipated to be May 18, 2005).

This form, when properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to UMB Bank, the Exchange Agent, as follows:

By Mail: Yellow Roadway Exchange c/o UMB Bank P.O. Box 859208 Braintree, MA 02185-9208	By Hand: Yellow Roadway Exchange c/o UMB Bank Securities Transfer Division 928 Grand Blvd., 5th Floor Kansas City, MO 64106	By Overnight Delivery: Yellow Roadway Exchange c/o UMB Bank 161 Bay State Drive Braintree, MA 02184

By Facsimile Transmission (on the date of the Cash Election Deadline ONLY):

(781) 380-3388

You must Confirm Receipt by Telephone for your Facsimile Transmission to be valid:

781-843-1833 (extension 200)

Delivery of this form to an address other than as set forth above or transmission of this form to a facsimile number other than as set forth above will not constitute valid delivery. This form is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed, the signature guarantee must appear in the applicable space provided in the signature box on the Election Form.

Ladies and Gentlemen:

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form and related instructions, receipt of which is hereby acknowledged, the number of shares of USF Corporation common stock specified below pursuant to the guaranteed delivery procedure set forth below.

(Please type of print) Certificate Nos. (if available): Number of shares: Name(s): Address: Area Code(s) and Telephone Number(s)	Signature(s) Dated: If shares will be delivered by book-entry transfer, fill in the applicable account number below: The Depository Trust Company (DTC) DTC Account Number: Transaction Code Number:

GUARANTEED DELIVERY PROCEDURE

In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by certificate(s) representing shares of USF Corporation common stock currently held by you (or a properly completed Notice of Guaranteed Delivery), by the Cash Election Deadline. Persons whose certificate(s) are not immediately available also may make an election by (i) having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States and (ii) submitting it, together with a properly completed Election Form, to the Exchange Agent by the Cash Election Deadline. The validity of this election is subject to the condition that the certificate(s), the delivery of which is hereby guaranteed, are delivered to the Exchange Agent no later than 4:00 p.m., Eastern Daylight Time, on the third trading day after the Cash Election Deadline (the “Guaranteed Delivery Deadline”). The Guaranteed Delivery Deadline is the LAST DATE that certificate(s) will be accepted for exchange.

If the Exchange Agent does not receive a properly completed Election Form, accompanied by the necessary certificate(s), by the Cash Election Deadline (unless (i) a Notice of Guaranteed Delivery, accompanied by a properly completed Election Form, has been properly completed and delivered by the Election Deadline and (ii) certificate(s) described in the Notice of Guaranteed Delivery are received by the Exchange Agent by the Guaranteed Delivery Deadline), the stockholder will be deemed to have not properly made a cash election and the stockholder will receive in the merger a whole number of shares of Yellow Roadway Corporation common stock as determined by taking into account the Merger Agreement’s proration and allocation provisions as described in the Joint Proxy Statement/Prospectus, dated April 22, 2005.

DELIVERY GUARANTEE

(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY THAT IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY THAT IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED INTO THE EXCHANGE AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, NO LATER THAN THE GUARANTEED DELIVERY DEADLINE.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver certificate(s) representing shares of USF Corporation common stock to the Exchange Agent no later than the Guaranteed Delivery Deadline. Failure to do so could result in a financial loss to such Eligible Guarantor Institution.

Authorized Signature:

Name:

Title:

Name of Firm:

Address (including zip code):

Area Code and Telephone Number:

Date:

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